EXHIBIT 10.1


 THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITES ACT OF 1933, AS AMENDED (THE "SECUTITIES ACT"). THE HOLDER HEREOF, BY PURCHASEING SUCH SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANYAPPLICABLE STATE SECURITIES LAWS, OR (B) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                               FIFTH ALLONGE TO
                             10% CONVERTIBLE NOTE

      This fifth allonge (this "Agreement") to that certain 10% Convertible Note dated October 25, 2001 of Dial-Thru International Corporation, a Delaware corporation (the "Company"), in favor of John Jenkins ("Jenkins"), in the original principal amount of $1,745,957 (the "Original Note"), is made as of this 14th day of September, 2006 by and between the Company and Jenkins.

                                   RECITALS
                                   --------

      1 Two additional loan amounts were added to the balance $102,433 and $300,000 respectively as of November 1, 2002
      2 The second allonge establishes October 24, 2003 as the Maturity Date of the Original Note
      3 The Company and Jenkins amended the Original Note to extend the Maturity Date to February 24, 2004.
      4 The Company and Jenkins have agreed to amend the Original Note, as amended, to extend the Maturity Date to February 28, 2008
      5 The Company and Jenkins have agreed to amend the Original Note, as amended to transfer $901,688 of interest owed to the principal balance of the note. The new Balance as of July 31, 2006 will be $1,901,688.

                                  AGREEMENT
                                  ---------

      NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

      1. Amendment to Initial terms of Note. The first sentence of the Original Note, is hereby amended to read in its entirety as follows:

           "Dial-Thru International Corporation, a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay John Jenkins, (the "Holder") and registered assigns, the principal sum of $1,901,688 or, if less, the principal amount of this Note then outstanding, on February 28, 2008 (the "Maturity Date") by wire transfer of immediately available funds to the holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, which shall begin to accrue on the date of this Note, quarterly in arrears, on (i) the last day of March, June, September and December of each year until the Maturity Date, commencing December 31, 2006 (unless such day is not a Business Day, in which event on the next succeeding Business Day, in which event on the next succeeding Business Day) (each an "interest Payment Date"), (ii) the Maturity Date, (iii) each Conversion Date, as hereafter defined, and (iv) the date the principal amount of this Note shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, from the most interest Payment Date for which interest has been paid on this Note, or if no interest has been paid on this Note, from the date of this Note until payment in full of the principal sum hereof has been made.

      2. Full Force and Effect. Except as provided herein, the Original Note shall continue in full force and effect and shall be enforceable in accordance with its terms.

      3. Notation on Notes. Holder is hereby authorized by the Company to mark, and as soon as practicable after the Effective Date shall mark, the Original Note with the following notation:

                "The Company and Holder have entered into a fifth Amendment to 10% Convertible Note, dated as of September 14, 2006, which amends the opening section of this Note and provides for a second Convertible Note covering all past due interest. Copies of the fifth Allonge are on file with the Company and will be provided to holder upon request.

      4.   Further Assurances.   The parties  shall act  reasonably, in  good
           faith and fairly in performing their obligations under this agreement and agree to cooperate with each other to accomplish the intent of this Agreement, and agree to execute any and all further documents and instruments as may be necessary or requested to carry out and accomplish the intent of this Agreement.

      5. Successors and Assigns. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

      6. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and same instrument.

      7. Governing Law. This Agreement shall be governed by the internal laws of the Sate of California, with out regard to the conflict of laws principals thereof.


 IN WHTNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.



 RAPID LINK (FORMALLY DIAL-THRU INTERNATIONAL) CORPORATION, a Delaware corporation

 By:______________________          ____________________
      Chris Canfield                    John Jenkins
      Chief Financial Officer